Exhibit 10.26

Second Amendment to the Employment Agreement of Julie Jacobs

THIS SECOND AMENDMENT TO THE EMPLOYMENT AGREEMENT (the “Second Amendment”), by and between AOL Inc., a Delaware corporation (the “Company”) and Julie Jacobs (“Executive”) is made and entered into as of December 13, 2011 (the “Effective Date”).

WHEREAS, Executive and the Company entered into an employment agreement dated as of June 11, 2010 and an amendment to such employment agreement dated as of March 20, 2011 (together, the “Employment Agreement”); and

WHEREAS, the Company has agreed to change certain terms of the Executive’s compensation and desires to amend the Employment Agreement to reflect these changes.

NOW, THEREFORE, in consideration of the promises and mutual covenants herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and Executive agree as follows:

1. Paragraph 4A of the Employment Agreement is hereby replaced with the following:

Base Salary. During the Employment Term and effective as of December 1,

2011, Company shall pay Executive a base salary at the rate of no less than

$25,000.00 semi-monthly, less applicable withholdings, which is $600,000.00 on an annual basis (“Base Salary”).

Executive’s Base Salary will be reviewed annually during the Employment Term and may be increased based on Executive’s individual performance or increases in competitive market conditions. Executive’s Base Salary may be decreased upon mutual consent of Company and Executive.

2. Counterparts. This Second Amendment may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

3. Entire Agreement. The Employment Agreement (as amended by this Second Amendment) contains the entire agreement between the parties concerning the subject matter hereof and supersedes all prior agreements, written or oral, between the parties with respect thereto.

4. Employment Agreement Terms. Except as provided in this Second Amendment, all terms and conditions of the Employment Agreement shall remain in effect and shall not be altered by this Second Amendment.

[Signature page to Amendment follows]

IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment as of the day and year first written above.

AOL Inc.

/s/ Sandy Mott
Sandy Mott

Vice President, Human Resources

/s/ Julie Jacobs
Julie Jacobs

Executive Vice President and General
Counsel

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